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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        ---------------------------------

                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                         April 24, 2002 (April 9, 2002)

                        ---------------------------------

                           JUPITER MEDIA METRIX, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)


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
                000-25943                               11-3374729
        (COMMISSION FILE NUMBER)           (I.R.S. EMPLOYER IDENTIFICATION NO.)

       21 ASTOR PLACE, 6TH FLOOR,                         10003
           NEW YORK, NEW YORK                           (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
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                                 (212) 780-6060
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                      N.A.
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On April 9, 2002, Jupiter Media Metrix, Inc. (the "Company") sold substantially all of the assets of its advertising measurement division, AdRelevance, to NetRatings, Inc. for a total purchase price of $8.5 million. The purchase price is subject to certain potential post-closing adjustments, which are not expected to be material.

        For information regarding the terms and conditions of the asset sale, reference is made to the Asset Purchase Agreement, filed as Exhibit 2.1 hereto.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

None.

(b) Pro Forma Financial Information.

Pro Forma Financial Information required in connection with Item 2 and this Item 7 will be filed by amendment on or before June 24, 2002.

(c) Exhibits.


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
Exhibit No.
-----------
2.1 Asset Purchase Agreement, dated as of April 8, 2002, by and among NetRatings, Inc. , and Jupiter Media Metrix, Inc. and AdRelevance, Inc.
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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 JUPITER MEDIA METRIX, INC.
                                                 ------------------------------
                                                 (Registrant)


                                                 By:  /s/ Jean Robinson
                                                      -------------------------
                                                 Name:  Jean Robinson
                                                 Title: Chief Financial Officer

Dated: April 23, 2002


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
EXHIBIT NO.    EXHIBIT INDEX
-----------    -------------
2.1            Asset Purchase Agreement, dated as of April 8, 2002, by and among
               NetRatings, Inc. , and Jupiter Media Metrix, Inc. and
               AdRelevance, Inc.
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